UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2015 (July 2, 2015)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 East Park Drive, Second Floor Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2015, AAC Holdings, Inc., a Nevada corporation (“Holdings”), through American Addiction Centers, Inc., a Nevada corporation and wholly owned subsidiary of Holdings (“AAC”), and Sober Media Group, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of Holdings (the “Buyer”), completed its acquisition of Referral Solutions Group, LLC, a California limited liability company (“RSG”), pursuant to the terms of a Securities Purchase Agreement (the “RSG Agreement”), dated July 2, 2015, by and among Holdings, AAC, Buyer, the Sellers’ Representative, and the direct and indirect owners of RSG (collectively, “Sellers”). RSG is a leading online publisher in the substance abuse treatment industry with a comprehensive portfolio of websites and marketing assets.

Pursuant to the terms of the RSG Agreement, Buyer acquired all of the issued and outstanding equity interests of RSG (the “RSG Acquisition”) in exchange for approximately $32.5 million in cash and 540,193 unregistered shares of the common stock, par value $.001 per share (the “Common Shares”) of Holdings, subject to a post-closing net working capital adjustment. An amount equal to approximately $4.2 million in cash and 40,370 Common Shares of the aggregate consideration was deposited in escrow as security for potential post-closing indemnity claims. The RSG Agreement contains customary representations, warranties, covenants and indemnities by the parties to such agreement.

The foregoing description of the RSG Agreement and the RSG Acquisition does not purport to be complete and is qualified in its entirety by reference to the RSG Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

On July 2, 2015, Holdings issued a press release announcing the execution of the RSG Agreement and the completion of the RSG Acquisition. In addition, as referenced in the press release, Holdings, through AAC and Buyer, also acquired Taj Media, LLC, a California limited liability company (“Taj Media”), for approximately $3.9 million in cash and 37,253 Common Shares, subject to a post-closing net working capital adjustment. A copy of the press release is furnished as Exhibit 99.1.

Holdings will file with the Securities and Exchange Commission (the “SEC”) the financial statements and pro forma financial information required to be filed as a result of the RSG Acquisition pursuant to Rule 3-05 of Regulation S-X and Article II of Regulation S-X within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC.

Item 2.01. Completion of Acquisition or Disposition of Assets.

See Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 2, 2015, the Company issued a press release announcing the acquisitions of RSG and Taj Media. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1*	Securities Purchase Agreement, dated July 2, 2015, by and among AAC Holdings, Inc., American Addiction Centers, Inc., Sober Media Group, LLC, Sellers’ Representative, and the direct and indirect owners of Referral Solutions Group, LLC.

99.1	Press Release dated July 2, 2015

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. AAC Holdings, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chief Executive Officer and Chairman

Date: July 8, 2015

EXHIBIT INDEX

No.	Exhibit

2.1*	Securities Purchase Agreement, dated July 2, 2015, by and among AAC Holdings, Inc., American Addiction Centers, Inc., Sober Media Group, LLC, Sellers’ Representative, and the direct and indirect owners of Referral Solutions Group, LLC.

99.1	Press Release dated July 2, 2015

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. AAC Holdings, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.